Exhibit 99.1

REDWOOD MORTGAGE CORP.

BALANCE SHEET

DECEMBER 31, 2015

1825 S. Grant Street, Suite 250

San Mateo, CA 94402

Phone 650-365-5341            Fax 650-364-3978

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2015

CONTENTS

Page No.

Independent Auditor’s Report	1

Balance Sheet	2

Notes to the Balance Sheet	3 - 13

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Redwood Mortgage Corporation

San Mateo, California

We have audited the accompanying financial statement of Redwood Mortgage Corp, which are comprised of the balance sheet as of December 31, 2015, and the related notes to the balance sheet.

Management’s Responsibility for the Balance Sheet

Management is responsible for the preparation and fair presentation of this balance sheet in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the balance sheet that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheet. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheet, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheet in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheet.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp as of December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

San Francisco, California

April 29, 2016

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2015

Assets
Cash and cash equivalents	$2,592,777
Receivables, due from related parties
Mortgage servicing fees	32,008
Other	147,816
Loans - unsecured	207,600
Brokerage rights, mortgages, net	6,033,642
Investments in affiliated mortgage funds	206,228
Real estate owned (REO)	1,474,094
Prepaid expenses	62,365
Office Equipment, net	113,729

Total assets	$10,870,259

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$1,827
Accrued compensated absences	67,779
Accrued liabilities, other	377,500
Mortgage notes payable	960,000
Loans (formation) from affiliates, net	6,140,887
Deferred income taxes	1,042,000

Total liabilities	8,589,993

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Retained earnings	1,726,114

Total stockholders’ equity	2,280,266

Total liabilities and stockholders’ equity	$10,870,259

The accompanying notes are an integral part of the balance sheet.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC) is owned by Michael R. Burwell (Burwell), the D. Russell Burwell and Carol E. Burwell 1994 Irrevocable Trust (the Trust) and a related Burwell family trust. RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000. Effective June 30, 2015, RMC’s wholly-owned subsidiary, Gymno LLC (Gymno), merged with RMC, and in June 2015, another wholly-owned subsidiary, Weeks LLC, was dissolved, after the real property asset it held was sold.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans with various maturities for five California limited partnerships, and a Delaware limited liability company (collectively, the affiliated mortgage funds). From time to time RMC, from its own account, may fund loans and later assign them to the affiliated mortgage funds or sell the loans to non-affiliates. As of December 31, 2015, total assets under management by RMC was approximately $230.3 million, which consisted of mortgage loans of approximately $95.6 million, real estate owned (REO) of $91.9 million and the balance in cash and other assets, substantially all for the affiliated mortgage funds.

Affiliated mortgage funds

The affiliated mortgage funds, sponsored by RMC, are as follows.

•	Redwood Mortgage Investors IX (RMI IX), a Delaware limited liability company- RMC is the managing member.

•	California limited partnerships - Redwood Mortgage Investors IV (RMI IV), Redwood Mortgage Investors V (RMI V) , Redwood Mortgage Investors VI (RMI VI), - Redwood Mortgage Investors VII (RMI VII) and Redwood Mortgage Investors VIII (RMI VIII) - RMC and Burwell are the general partners (GP’s).

The rights, duties and powers of the general and limited partners of the partnerships are governed by the limited partnership agreements and Sections 15900 et seq. of the California Corporations Code. The rights, duties and powers of the members and the manager of RMI IX are governed by the operating agreement, the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act.

The above entities were organized by RMC for the purpose of making and investing in mortgage loans secured by the California real estate. Under these programs, an investor elects to receive periodic cash distributions of earnings or to have the earnings retained or reinvested (in the case of RMI IX) in the investor’s capital account.

-Publicly offered mortgage programs

RMC has sponsored four publicly offered programs.

	Commenced	Closed	Offered $’s	Sold $’s	Status
RMI IX	October 2009	Ongoing	150,000,000	33,172,083	Operating
RMI VIII	February 1993	November 2008	300,000,000	299,813,000	Operating
RMI VII	October 1989	September 1992	12,000,000	11,998,000	Operating
RMI VI	September 1987	September 1989	12,000,000	9,773,000	Operating

RMI VI and RMI VII were deregistered with the SEC as a result of declines over time in the number of investors and the amount of total assets, but continue to operate as on-going enterprises.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 1 – ORGANIZATIONAL AND GENERAL (continued)

Affiliated mortgage funds (continued)

-Privately offered mortgage programs

RMC has sponsored six privately offered California limited partnerships.

	Commenced	Closed	Offered $’s	Sold $’s	Status
RMI V	September 1986	September 1986	5,000,000	4,988,000	Liquidating (1)
RMI IV	October 1984	September 1986	7,500,000	7,494,000	Liquidating (1)
RMI III	February 1984	December 1986	7,000,000	1,321,000	Dissolved (2)
RMI II	April 1983	June 1983	1,500,000	1,283,000	Dissolved (2)
RMI	April 1978	July 1982	1,000,000	977,000	Dissolved (2)
CMI	August 1978	January 1987	20,000,000	8,844,000	Dissolved (2)

(1)	Effective April 1, 2014, RMI IV and RMI V were put into liquidation status and the wind down of operations commenced.
(2)	Dissolved in December 2005 by a vote of the limited partners.

During the wind-down of operations, RMI IV and RMI V are not funding new loans and previously scheduled distributions and/or withdrawal payments were discontinued. Available cash from loan payoffs and asset sales is being distributed to the limited and general partners proportionate to their percentage of ownership in the partnership

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet of RMC was prepared in conformity with accounting principles generally accepted in the United States of America. RMC’s balance sheet does not include the accounts or balances of the affiliated mortgage funds.

RMC is required by California regulations to utilize trust accounts through which are processed cash disbursements and receipts on certain mortgage loans of the affiliated mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying balance sheet does not include the activities, nor the balance, of these accounts.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, and the fair value of the related real estate collateral and real estate owned, if any. Actual results could differ significantly from these estimates.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

- Fair Value Estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The Company has no assets or liabilities recorded at fair value on a recurring basis.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

•	Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the partnership’s own data.

- Brokerage rights, mortgages, net / formation loans

RMC, as a result of provisions in the agreements with the affiliated mortgage funds, recognized as an asset, its exclusive rights:

1)	to act as the loan broker in arranging mortgage loans,
2)	to act as servicing agent for all mortgages owned by the affiliated mortgage funds and
3)	to be compensated by the affiliated mortgage funds for 1) loan brokerage commissions and 2) mortgage service fees.

Loan brokerage commissions are paid to RMC when a loan is funded and mortgage servicing fees are earned by RMC during the time loans are outstanding. The asset is referred to as Brokerage rights, mortgages.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

- Brokerage rights, mortgages, net / formation loans (continued)

The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the affiliated mortgage funds, plus unreimbursed organization and offering expenses (O & O expenses), if any, from any offering of limited partners or member interests. RMC advances certain O & O expenses on behalf of RMI IX, as it had done for the other affiliated mortgage funds. RMI IX is obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units until RMC has been fully reimbursed. Thereafter, RMI IX pays these costs directly.

The Brokerage rights, mortgages are amortized on an accelerated method over the approximated period loan brokerage commissions and servicing fees are expected to be earned by RMC.

RMC finances the payments of the commissions to broker-dealers during the offering period with advances from the particular affiliated mortgage fund. Collectively these advances are the formation loans. The formation loans are non-interest bearing and are repaid as provided for by the entities’ operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, from time to time, as RMC has gone through periods of not earning or receiving loan brokerage commissions, the repayment terms of the formation loans may be modified as proposed by the general partners, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

At least annually, RMC reviews the estimated amounts of future loan originations and the balances of loans being serviced to determine that the sum of the undiscounted net cash flows therefrom exceeds the carrying value of the brokerage-related rights.

Cash and cash equivalents

The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, Company cash balances in banks exceed federally insured limits.

Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance (principal).

Real estate owned (REO)

REO includes real estate acquired through purchase or foreclosure and is either being operated as rental properties or is idle property awaiting more favorable market conditions. REO is recorded at acquisition at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, net. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed assets

Fixed assets generally are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

Income taxes

Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

The Company evaluated its current tax positions and has concluded that as of December 31, 2015, the Company does not have any significant uncertain tax positions for which a reserve would be necessary.

Recent accounting pronouncements

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which eliminates the guidance that required an entity to separate deferred tax liabilities and assets between current and noncurrent amounts in a classified balance sheet. Rather, deferred taxes are presented as noncurrent under the new standard. The guidance is effective for the Company beginning in its 2018 annual financial statements and interim periods thereafter. Early adoption is permitted. We adopted ASU 2015-17 prospectively on December 31, 2015, the impact of which was not material to our financial statements.

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC’s primary sources of revenue are from: 1) brokerage commissions on loan originations, 2) mortgage servicing fees, 3) loan administrative fees from RMI IX, 4) asset management fees, 5) reimbursement of qualifying expenses and 6) general partner/managing member interests in profits and losses, each of which is described in the partnership and operating agreements for the affiliated mortgage funds.

RMC, as general partner of RMI VIII, VII, VI, V and IV, is entitled to two-thirds of one percent of the profits and losses of each. Burwell is also a general partner in these entities and is entitled to one-third of one percent of the profits and losses of each. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC assigned to Burwell, its two-thirds of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. RMC as the managing member of RMI IX, is entitled to one percent of the profits. RMC’s allocations of profits and losses from the affiliated mortgage funds were approximately $17,000 for 2015.

At times, to enhance the affiliated mortgage fund’s earnings, RMC has taken several actions, including:

1)	charging less than the maximum allowable fees,
2)	has not requesting reimbursement of qualifying expenses,
3)	paying certain expenses, such as professional fees, that could have been obligations of the fund, and/or
4)	contributing cash to the fund that was credited to investor’s capital accounts.

Such fee waivers and cost actions were not made for the purpose of providing the affiliated mortgage funds with sufficient funds to satisfy withdrawal requests, nor to meet any required level of distributions, as the funds have no such required level of distributions. RMC does not use any specific criteria in determining the exact amount of fees to be waived and/or costs to be absorbed. Any decision to waive fees and/or to absorb costs, and the amount (if any) to be waived or absorbed, is made by RMC in its sole discretion.

At December 31, 2015, RMC in its sole discretion made a supplemental contribution to RMI IX of $791,965 that was credited to members’ capital accounts and offset the cumulative difference between distributions and net income to members for all periods through December 31, 2014. The contribution was expensed in 2015, but was not made to satisfy any obligation or claim owed by RMC.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

The following commissions and fees are paid by borrowers to RMC.

- Brokerage commissions, loan originations

RMC earns loan brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated mortgage funds. The loan brokerage commission collected by RMC is expected to range from approximately 1.5% to 5% of the principal amount of each loan made during the year. Total loan brokerage commissions are limited to an amount not to exceed four percent (4%) of the total affiliated mortgage funds’ assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the affiliated mortgage funds. During 2015, RMC received approximately $1,418,000 of loan commissions and extension fees.

- Other fees

The agreements for the affiliated mortgage funds provide for other fees such as processing, notary, document preparation, credit investigation, reconveyance and other mortgage related fees. Such fees are customary for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and paid to RMC. In 2015, other fees collected by RMC totaled $128,000.

The following fees are paid by affiliates to RMC.

- Mortgage servicing fees

RMC earns mortgage servicing fees of up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the property has been acquired by RMI IX. To enhance the earnings of RMI IX, RMC, in its sole discretion, may elect to accept less than the maximum amount of the mortgage servicing fee. RMC did not waive any mortgage servicing fees for RMI IX during 2015.

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located, from RMI VIII and the four other affiliated partnerships.

RMC waived $10,000 of mortgage servicing fees from the affiliated partnerships during 2015.

Mortgage servicing fees, net of waived fees, for 2015, were approximately $1,139,000.

Unpaid mortgage servicing fees, primarily on impaired loans, and payable when the impaired loan is paid or at foreclosure, were approximately $32,000 as of December 31, 2015.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

- Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan. During 2015, the loan administrative fees paid by RMI IX to RMC were $108,194. In August 2015 RMC, at its sole discretion, began waiving loan administrative fees. Loan administrative fees waived were approximately $113,000, for 2015. There is no assurance RMC will waive these fees in the future.

For 2015, RMC, at its sole discretion, reimbursed RMI IX for approximately $80,000 of loan administrative fees paid to RMC in prior periods, reducing the loan administrative fee income. There is no assurance RMC will reimburse these fees in the future.

- Asset management fees

RMC, as a general partner or a managing member, earns monthly asset management fees for managing the affiliated mortgage funds’ loan portfolios and operations. RMC earned, net of waived fees, approximately $566,000 of asset management fees during 2015.

RMC waived approximately $198,000 in asset management fees for RMI IX during 2015. Such fee waivers were not made for the purpose of providing RMI IX with sufficient funds to satisfy withdrawal requests, nor were such waivers made in order to meet any required level of distributions, as RMI IX has no such required level of distributions. The managers do not use any specific criteria in determining the amount of fees, if any, to be waived. The decision to waive fees and the amount, if any, to be waived, is made by the managers in their sole discretion.

Brokerage rights, mortgages, net/formation loans

Brokerage rights, mortgages are summarized in the following table at December 31, 2015.

	Brokerage Rights, Mortgages	Accumulated Amortization	Net	Years Remaining
RMI VIII	15,944,405	(13,676,405)	2,268,000	16
RMI IX	4,455,483	(689,841)	3,765,642	12

	$20,399,888	$(14,366,246)	$6,033,642

The brokerage rights are fully amortized for the other affiliated mortgage funds.

Additions to the brokerage rights, mortgages (RMI IX only), for sales commissions paid to broker/dealer for unit sales in 2015 was $522,944.

RMI IX unreimbursed O & O expenses are a component of Brokerage rights, mortgages. Transactions for RMI IX O & O expenses are summarized in the following table for 2015.

Balance, January 1	$2,110,558
Advances by RMC	815,031
Reimbursements from RMI IX	(407,904)

Balance, December 31	$2,517,685

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Brokerage rights, mortgage loans, net/formation loans (continued)

Estimated amortization expense for each of the next five years and thereafter is presented in the following table.

Year	RMI VIII	RMI IX	Total
2016	$256,000	$465,000	$721,000
2017	226,000	407,000	633,000
2018	201,000	354,000	555,000
2019	179,000	314,000	493,000
2020	158,000	294,000	452,000
Thereafter	1,248,000	1,931,642	3,179,642

	$2,268,000	$3,765,642	$6,033,642

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates range from 3.25% to 7.75%.

Formation loan balances and transactions are summarized in the following table for 2015.

	RMI VIII	RMI IX	Total
Balance, January 1	$7,583,909	$1,255,600	$8,839,509
Payments	(650,000)	(133,926)	(783,926)
Additions	—	620,067	620,067

Balance, December 31	$6,933,909	$1,741,741	$8,675,650

Payments on the formation loans are scheduled as presented in the following.

Year	RMI VIII	RMI IX	Total
2016	$650,000	$174,174	$824,174
2017	650,000	174,174	824,174
2018	650,000	174,174	824,174
2019	650,000	174,174	824,174
2020	650,000	174,174	824,174
Thereafter	3,683,909	870,871	4,554,780

Total borrowings	6,933,909	1,741,741	8,675,650
Less discount on imputed interest	(2,312,012)	(222,751)	(2,534,763)

Total loans (formation), net of discount	$4,621,897	$1,518,990,	$6,140,887

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES (continued)

Investments in the affiliated mortgage funds

RMC’s investment in the affiliated mortgage funds is presented in the following table as of December 31, 2015.

	Total Investment		Net Assets	Total Investment Percent of Net Assets
RMI IV	$3,875		$716,749	0.54%
RMI V	6,865		824,506	0.83%
RMI VI	15,542		3,644,153	0.43%
RMI VII	8,604		4,343,642	0.20%
RMI VIII	123,468	(1)	179,676,719	0.07%
RMI IX	47,874		28,429,786	0.17%

Total	$206,228		$217,635,555

(1)	Includes Limited Partner interest acquired by RMC.

Incentive Plan

RMC has an incentive plan for its president based upon the brokerage commissions and extension fees earned by RMC. The president shall be entitled to commission payments for each year calculated as the sum of the following amounts: 1) forty percent of the first $250,000 of brokerage commissions and extension fees earned by RMC, 2) thirty percent of the next $2,000,000 in earned fees, and 3) fifteen percent of all remaining brokerage commissions and extension fees earned. The commission shall not be less than fifty percent of the president’s annual salary. The commission payment, the 50% minimum notwithstanding, shall not exceed RMC’s taxable income for federal income tax purposes for any given year. For the year ended December 31, 2015, the incentive earned was $0.

NOTE 4 – LOANS

Loan transactions are summarized in the following table for 2015.

	Secured	Unsecured
Principal, January 1	$—	$300,449
Originated for affiliates	20,766,700	—
Borrower repayments	—	(92,849)
Assigned to affiliated mortgage funds	(20,766,700)	—

Principal, December 31	$—	$207,600

RMC has an unsecured loan – due on demand – with an outstanding principal balance of $207,600 and an interest rate of 7.5%. The borrower is making monthly payments towards principal and interest.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 5 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTES PAYABLE

REO activity is summarized in the following table for 2015.

	REO	Accumulated Depreciation	REO, Net
Balance, January 1	$2,955,435	$223,869	$2,731,566
Improvements	—	—	—
Dispositions	(1,257,472)	—	(1,257,472)
Depreciation	—	—	—

Balance, December 31	$1,697,963	$223,869	$1,474,094

RMC owns single-family residences located in San Mateo County and Riverside County. One residence is a rental property, which is being marketed for sale. The other property was vacant in 2015.

Mortgage notes payable activity is summarized in the following table for 2015.

Total
Balance, January 1	$1,157,952
Borrowed	960,000
Payments	(1,157,952)

Balance, December 31	$960,000

As of December 31, 2015, RMC has mortgage notes payable on both of the REO properties. One note secured by property in Riverside County was refinanced in December 2015. At December 31, 2015 the unpaid principal balance was $260,000. The loan has an interest rate of 6.00%, is interest only (monthly payments of $1,300), and matures December 2020. The second note originated in December 2015 is secured by property in San Mateo County. At December 31, 2015 the unpaid principal balance was $700,000. The loan has an interest rate of 5.99%, is interest only (monthly payments of $3,494), and matures in February 2018.

NOTE 6 – OFFICE EQUIPMENT

Fixed assets are summarized in the following table at December 31, 2015.

Office equipment	$124,738
Computer equipment	142,797
Computer software	30,966
Leasehold improvements	59,974

Total office equipment	358,475
Accumulated depreciation and amortization	(244,746)

Fixed assets, net	$113,729

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2015

NOTE 6 – OFFICE EQUIPMENT (continued)

Future minimum lease payments for office space and certain office equipment for the years through 2020 are presented below as of December 31, 2015.

Year	Office	Equipment	Total
2016	$138,079	$13,663	$151,742
2017	106,795	13,663	120,458
2018	—	11,771	11,771
2019 and 2020	—	—	—

Total	$244,874	$39,097	$283,971

RMC contracted with an independent service bureau for computer processing services for the affiliated mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract has a five year term, and a stated 5% increase in fees occurs at the end of each year for the term of the contract. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

RMC contracted with an independent service bureau to implement a general ledger and related accounting software to be used by RMC and its subsidiaries and the affiliated mortgage funds and their subsidiaries. The contract is being renegotiated based on changes to the implementation and conversion processes. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

NOTE 7 – INCOME TAXES

At December 31, 2015, the Company had available net operating loss (“NOL”) carryforwards of $5,881,000 and $4,723,000 to offset future federal and state taxable income, respectively. The federal NOL will begin to expire in 2024, while the state NOL carryforwards will begin to expire in 2028.

Utilization of net operating carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Significant components of the net deferred tax liability are summarized in the following table at December 31, 2015.

Brokerage-related rights, mortgages, net	$(2,585,000)
Formation loan	(1,086,000)
Net operating loss carry forwards	2,418,000
State deferred taxes	108,000
Other	103,000

Net deferred tax liability	$(1,042,000)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2015, the Company considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

As a result of this analysis for the year ended December 31, 2015, the Company has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

NOTE 8 – SUBSEQUENT EVENTS

The Company has no subsequent event events through April 29, 2016, the date the financial statements were available to be issued.